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                                                                   EXHIBIT 99.2

                                 FORM OF PROXY

                  SECURITY CAPITAL ATLANTIC INCORPORATED
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), hereby appoints Constance B. Moore, William Kell and Jeffrey A. Klopf, and each of them, as proxy for the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of ATLANTIC to be held on Monday, June 29, 1998, at 10:00 a.m., eastern time, at the Grand Hyatt Atlanta, 3300 Peachtree Road NE, Atlanta, Georgia 30305 and at any adjournment(s) or postponement(s) thereof, and to vote and otherwise represent all the shares that the undersigned is entitled to vote with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying Joint Proxy Statement and Prospectus. The undersigned hereby revokes any proxy previously given with respect to such shares.

  The undersigned acknowledges receipt of the Notice of Annual Meeting of shareholders and the accompanying Joint Proxy Statement and Prospectus.

  *Rescheduled from May 28, 1998.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND 2 BELOW, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
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                              FOLD AND DETACH HERE

                             [INSERT ATLANTIC LOGO]

                      ANNUAL MEETING OF SHAREHOLDERS

                                ADMISSION TICKET

                           MONDAY, JUNE 29, 1998

                         10:00 A.M. (EASTERN TIME)

       GRAND HYATT ATLANTA 3300 PEACHTREE NE ATLANTA, GEORGIA 30305


  PLEASE PRESENT THIS TICKET FOR ADMITTANCE OF SHAREHOLDER(S) NAMED ABOVE AND
                                     GUEST.
                                       X

PLEASE MARK VOTES AS IN THIS EXAMPLE.
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1. The election of the following persons as Class I Directors:

 CLASS I--Manuel A. Garcia, III and Ned S. Holmes

2. The approval and adoption of the Merger Agreement, dated as of April 1, 1998, as amended, between ATLANTIC and Security Capital Pacific Trust and the transactions contemplated thereby.
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR

                                    ALL
                                    NOMINEES
                                    WITHHELD

                                 FROM ALL
                                    NOMINEES

3. To vote and otherwise represent the shares on any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

 FOR ALL nominees except as noted below
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[Insert Recordholder Information here]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give the full title under signature.

Signature: ________      Date: ____  Signature: ________      Date: ____